SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                        Date of Report: - October 1, 2004


                            Assuretec Holdings, Inc.
                            ------------------------
               (Exact name of registrant as specified in charter)



  Delaware                          000-50506                   20-0007441
  --------                          ---------                   ----------
Jurisdiction of                 Commission File              I. R. S. Employer
Incorporation                   Number                       Identification
                                                             Number


                    200 Perimeter Road, Manchester, NH 03103
                   ------------------------------------------
                    (Address of principal executive offices)


                  Registrant's telephone number: (603) 641-8443

Item 4. Changes in Registrant's Certifying Accountant
-----------------------------------------------------

     (a) On September 28, 2004, the Registrant's auditors Stowe & Degon, 120 Front Street, Suite 340, Worcester, MA 01608 ("Stowe & Degon") resigned as the Registrant's independent registered public accountants. Prior to their resignation, Stowe & Degon did not issue a report on the Registrant's financial statements for any period. Following receipt of the Stowe & Degon resignation, the Registrant reengaged the firm of Stephen A. Diamond, Chartered Accountant, 1200 Sheppard Ave. East, Suite 203, North York, Ontario, Canada M2K 2S5 as its certifying accountant. Stephen A. Diamond, Chartered Accountant had previously provided the audit opinion for the Company's past two years. Mr. Diamond's report on the financial statements for the fiscal years ended June 30, 2003 and 2002 did not contain an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles.

          The change in auditors is effective September 28, 2004 and Mr. Stephen
          A. Diamond, Chartered Accountant will audit the Company's fiscal year ended June 30, 2004. Subsequent to the initial engagement of Stowe & Degon, and prior to reengaging Stephen A. Diamond, CA as the Company's independent accountant, the Registrant did not consult with or obtain oral or written advice from Stephen A. Diamond, CA.

     (b) No disagreements occurred between the Registrant and former accountants, Stowe & Degon, on any accounting, auditing or reporting issue in any interim period through the date of their resignation.

     (c) A letter from Stowe & Degon, the former accountants, addressed to the Securities and Exchange Commission stating whether they agree with the Registrant's response to this Item is filed as an Exhibit hereto.

     (e) The decision to retain Stephen A. Diamond, Chartered Accountant was approved by the Board of Directors of the Registrant.

Item 9.01 Financial Statements, Pro Forma Financial Statements and Exhibits.
----------------------------------------------------------------------------

     Exhibits -16

     Letter from Stowe & Degon in accordance with Item 4(c)

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            Assuretec Holdings, Inc.



         /s/ R. Kevin T. McGuire, Treasurer and Chief Financial Officer
         --------------------------------------------------------------

Dated: October 1, 2004